Registration No. 333-________

     As filed with the Securities and Exchange Commission on April 28, 2010

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                      First Niagara Financial Group, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                    42-1556195
-------------------------------             ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                         726 Exchange Street, Suite 618
                                Buffalo, NY 14210
                    ----------------------------------------
                    (Address of Principal Executive Offices)

           Harleysville National Corporation 1993 Stock Incentive Plan Harleysville National Corporation 1998 Independent Directors Stock Option Plan,
                                   as Amended
           Harleysville National Corporation 1998 Stock Incentive Plan
      Harleysville National Corporation 2004 Omnibus Stock Incentive Plan,
                            as Amended and Restated
  East Penn Financial Corporation 1999 Independent Directors Stock Option Plan
            East Penn Financial Corporation 1999 Stock Incentive Plan
         Chester Valley Bancorp, Inc. 1997 Stock Option Plan, as Amended
   Willow Financial Bancorp, Inc. Amended and Restated 1999 Stock Option Plan Willow Financial Bancorp, Inc. Amended and Restated 2002 Stock Option Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)


                                   Copies to:

        Mr. John R. Koelmel                       Mr. Marc P. Levy, Esquire
President and Chief Executive Officer        Luse Gorman Pomerenk & Schick, P.C.
 First Niagara Financial Group, Inc.        5335 Wisconsin Ave., N.W., Suite 780
   726 Exchange Street, Suite 618                  Washington, D.C. 20015
         Buffalo, NY 14210                             (202) 274-2000
          (716) 819-5500
-------------------------------------
    (Name, Address and Telephone
     Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [X]   Accelerated filer [ ]   Non-accelerated filer [ ]
Smaller reporting company [ ]

                        CALCULATION OF REGISTRATION FEE*

====================================================================================================================
         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)         Per Share(2)          Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                   3,723 (3)            $35.62                $132,613.26               $10.00
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                  79,046 (4)            $42.13              $3,330,207.98              $238.00
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                 245,272 (5)            $33.45              $8,204,348.40              $585.00
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                  78,939 (6)            $30.35              $2,395,798.65              $171.00
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                   9,168 (7)            $20.92                $191,794.56               $14.00
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                     318 (8)            $21.47                  $6,827.46                $1.00
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                  19,939 (9)            $29.85                $595,179.15               $43.00
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                 174,866 (10)           $34.11              $5,964,679.26              $426.00
--------------------------------------------------------------------------------------------------------------------
TOTALS                          611,271                                   $20,821,448.72            $1,488.00
--------------------------------------------------------------------------------------------------------------------

------------------------

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the (i) Harleysville National Corporation 1993 Stock Incentive Plan, (ii) Harleysville National Corporation 1998 Independent Directors Stock Option Plan, as Amended, (iii) Harleysville National Corporation 1998 Stock Incentive Plan, (iv) Harleysville National Corporation 2004 Omnibus Stock Incentive Plan, as Amended and Restated, (v) East Penn Financial Corporation 1999 Independent Directors Stock Option Plan, (vi) East Penn Financial Corporation 1999 Stock Incentive Plan, (vii) Chester Valley Bancorp, Inc. 1997 Stock Option Plan, as Amended, (viii) Willow Financial Bancorp, Inc. Amended and Restated 1999 Stock Option Plan, and (ix) Willow Financial Bancorp, Inc. Amended and Restated 2002 Stock Option Plan (collectively referred to as the "Stock Option Plans") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of First Niagara Financial Group, Inc. (the "Company") pursuant to 17 C.F.R. Section 230.416(a).

(2)  Determined by the exercise price of stock options pursuant to 17 C.F.R.
     Section 230.457(h)(1).

(3) Represents the number of outstanding exercisable stock options issued under the Harleysville National Corporation 1993 Stock Incentive Plan.

(4) Represents the number of outstanding exercisable stock options issued under the Harleysville National Corporation 1998 Independent Directors Stock Option Plan, as Amended.

(5) Represents the number of outstanding exercisable stock options issued under the Harleysville National Corporation 1998 Stock Incentive Plan.

(6) Represents the number of outstanding exercisable stock options issued under the Harleysville National Corporation 2004 Omnibus Stock Incentive Plan, as Amended and Restated.

(7) Represents the number of outstanding exercisable stock options issued under the East Penn Financial Corporation 1999 Independent Directors Stock Option Plan

(8) Represents the number of outstanding exercisable stock options issued under the East Penn Financial Corporation 1999 Stock Incentive Plan

(9) Represents the number of outstanding exercisable stock options issued under the Chester Valley Bancorp, Inc. 1997 Stock Option Plan, as Amended.

(10) Represents the number of outstanding exercisable stock options issued under the Willow Financial Bancorp, Inc. Amended and Restated 1999 Stock Option Plan and the Willow Financial Bancorp, Inc. Amended and Restated 2002 Stock Option Plan.

                              --------------------

     This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     The documents containing the information specified in Part I and II of Form S-8 have been or will be sent or given to participants in the Stock Option Plans as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3. Incorporation of Documents by Reference

     The  following   documents   previously  or  concurrently  filed  with  the
Commission are hereby incorporated by reference in this Registration Statement:

     a) The Company's Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 000-23975), filed with the Commission on February 26, 2010;

     b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the financial statements included in the Annual Report on Form 10-K referred to in (a) above; and

     c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on January 15, 2003 (Commission File No. 000-23975).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     None.

Item 6. Indemnification of Directors and Officers

     Article TENTH of the Certificate of Incorporation of the Company sets forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such:

     TENTH:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise, shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8. List of Exhibits.


 Regulation S-K                                                                           Reference to Prior Filing
 Exhibit Number                                                                            or Exhibit No. attached
                                    Document                                                        hereto

       4          Form of Common Stock Certificate                                                    *

       5          Opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation            Exhibit 5

       10         Harleysville National Corporation 1993 Stock Incentive Plan                    Exhibit 10.1

       10         Harleysville National Corporation 1998 Independent Directors Stock             Exhibit 10.2
                  Option Plan, as Amended

       10         Harleysville National Corporation 1998 Stock Incentive Plan                    Exhibit 10.3

       10         Harleysville National Corporation 2004 Omnibus Stock Incentive Plan,           Exhibit 10.4
                  as Amended and Restated

       10         East Penn Financial Corporation 1999 Independent Directors Stock               Exhibit 10.5
                  Option Plan

       10         East Penn Financial Corporation 1999 Stock Incentive Plan                      Exhibit 10.6

       10         Chester Valley Bancorp, Inc. 1997 Stock Option Plan, as Amended                Exhibit 10.7

       10         Willow Financial Bancorp, Inc. Amended and Restated 1999 Stock                 Exhibit 10.8
                  Option Plan

       10         Willow Financial Bancorp, Inc. Amended and Restated 2002 Stock                 Exhibit 10.9
                  Option Plan

       23         Consent of Luse Gorman Pomerenk & Schick, A Professional Corporation      Contained in Exhibit 5

       23         Consent of KPMG LLP                                                            Exhibit 23.2

       24         Power of Attorney                                                      Contained on Signature Page

--------------------
* Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Commission File No. 333-99737), originally filed with the Commission on September 18, 2002.

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Plans;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Buffalo, NY, on this 29th day of April, 2010.

                                       FIRST NIAGARA FINANCIAL GROUP, INC.


                                  By:  /s/ John R. Koelmel
                                       -----------------------------------------
                                       John R. Koelmel
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of the Company hereby severally constitute and appoint John R. Koelmel., as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said John R. Koelmel may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock underlying the Stock Option Plans, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said John R. Koelmel shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                    Title                               Date
----------                    -----                               ----


/s/ John R. Koelmel           President,                          April 29, 2010
-------------------------     Chief Executive Officer,
John R. Koelmel               and Director
                              (Principal Executive Officer)


/s/ Michael W. Harrington     Chief Financial Officer             April 29, 2010
-------------------------     (Principal Financial Officer)
Michael W. Harrington


/s/ G. Thomas Bowers          Chairman                            April 29, 2010
-------------------------
G. Thomas Bowers


/s/ David M. Zebro            Vice Chairman                       April 29, 2010
-------------------------
David M. Zebro


/s/ Thomas E. Baker           Director                            April 29, 2010
-------------------------
Thomas E. Baker

/s/ Carl A. Florio            Director                            April 29, 2010
-------------------------
Carl A. Florio


/s/ Barbara S. Jeremiah       Director                            April 29, 2010
--------------------------
Barbara S. Jeremiah


/s/ William H. Jones          Director                            April 29, 2010
--------------------------
William H. Jones


/s/ George M. Philip          Director                            April 29, 2010
--------------------------
George M. Philip


/s/ Louise Woerner            Director                            April 29, 2010
--------------------------
Louise Woerner

                                  EXHIBIT INDEX

 Regulation S-K                                                                           Reference to Prior Filing
 Exhibit Number                                                                            or Exhibit No. attached
                                    Document                                                        hereto

       4          Form of Common Stock Certificate.                                                   *

       5          Opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation            Exhibit 5

       10         Harleysville National Corporation 1993 Stock Incentive Plan                    Exhibit 10.1

       10         Harleysville National Corporation 1998 Independent Directors Stock             Exhibit 10.2
                  Option Plan, as Amended

       10         Harleysville National Corporation 1998 Stock Incentive Plan                    Exhibit 10.3

       10         Harleysville National Corporation 2004 Omnibus Stock Incentive Plan,           Exhibit 10.4
                  as Amended and Restated

       10         East Penn Financial Corporation 1999 Independent Directors Stock               Exhibit 10.5
                  Option Plan

       10         East Penn Financial Corporation 1999 Stock Incentive Plan                      Exhibit 10.6

       10         Chester Valley Bancorp, Inc. 1997 Stock Option Plan, as Amended                Exhibit 10.7

       10         Willow Financial Bancorp, Inc. Amended and Restated 1999 Stock                 Exhibit 10.8
                  Option Plan

       10         Willow Financial Bancorp, Inc. Amended and Restated 2002 Stock                 Exhibit 10.9
                  Option Plan

       23         Consent of Luse Gorman Pomerenk & Schick, A Professional Corporation      Contained in Exhibit 5

       23         Consent of KPMG LLP                                                            Exhibit 23.2

       24         Power of Attorney                                                      Contained on Signature Page

--------------------
*    Incorporated by reference to Exhibit 4.2 to the  Registration  Statement on
     Form  S-1  (Commission  File  No.  333-99737),  originally  filed  with the
     Commission on September 18, 2002.
